UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025 (October 21, 2025)

SOUTHSTATE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	39-3424417 IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

SouthState Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

.01
ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 21, 2025, at a regularly scheduled quarterly meeting of the Board of Directors (the “Board”) of SouthState Bank Corporation (the “Company”), the Board unanimously approved increasing the board size from 14 to 15 members and appointed Benjamin (Ben) E. Sasse, age 53, to fill the new Board seat.

Since August 2024, Mr. Sasse has served as president emeritus and professor in the Hamilton School at the University of Florida, Gainesville, Florida. Prior to that, Mr. Sasse served as the 13th President of the University of Florida. Prior to his appointment as UF President, Mr. Sasse served from 2015 – 2023 as United States Senator from the State of Nebraska, serving on the Finance, Intelligence, Judiciary, Banking, and Budget Committees. Prior to being elected as a U.S. Senator, Mr. Sasse was the 15th President of Midland University, Fremont, Nebraska (2010 – 2014). Prior to his appointment as Midland’s President, Mr. Sasse was an assistant professor at the University of Texas at Austin (2004 – 2009), served as an assistant secretary in the U.S. Department of Health and Human Services (2007-2009), held posts in other U.S. government agencies (2003 – 2005), and served intermittently for over a decade (1994 – 2010) as strategic advisor to various corporate and non-profit organizations through roles with the Boston Consulting Group, McKinsey & Company, and independently.

Mr. Sasse received a Bachelor of Arts from Harvard University, a Master of Arts from St. John’s College Annapolis, and two masters degrees and a PhD from Yale University.

Mr. Sasse has advised many non-profit organizations in the past, but his community activity currently centers around Faith Presbyterian Church, Gainesville, Florida, and Grace Presbyterian Church, Fremont, Nebraska.  Since April 2024, he has served on the board of directors of Strategic Education Incorporated (SEI), Herndon, Virginia.

Mr. Sasse’s background in government, strategic planning and thinking, finance, and managing diverse organizations will provide the Board with a valuable perspective and insight as it continues to grow into a larger regional organization and help position the Company for future success.

Mr. Sasse’s board term commenced on October 21, 2025, and it is anticipated that Mr. Sasse will serve until the 2026 annual meeting of shareholders, at which time the shareholders of the Company will be asked to elect Mr. Sasse for a one-year term expiring as of the 2027 annual meeting of shareholders. The Board has determined that Mr. Sasse is independent under the corporate governance requirements of the New York Stock Exchange. As of the date hereof, the Board has not appointed Mr. Sasse to any committees of the Board and thus information about his committee service is not yet determined. For his service on the Board, Mr. Sasse will receive compensation consistent with that of other non-employee directors. There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Sasse or any members of Mr. Sasse’s immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Sasse and any of the Company’s directors or executive officers.

.01
ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

In most cases, documents incorporated by reference to exhibits that have been filed with our reports or proxy statements under the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s web site at www.sec.gov. You may also read and copy any such document at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 under our SEC file number (001 12669).

(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated October 24, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE BANK CORPORATION
(Registrant)

By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and
Chief Financial Officer

Dated: October 24, 2025

3